Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	January 10, 2017
Executive Vice President and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION CLOSES COMMON STOCK OFFERING

LOS ANGELES—(BUSINESS WIRE) —January 10, 2017— Kilroy Realty Corporation (NYSE: KRC) today announced that it has completed its public offering of 4,427,500 shares of its common stock at $72.75 per share, including 577,500 shares sold to the underwriters upon the exercise of their option to purchase additional shares in full. BofA Merrill Lynch, J.P. Morgan, Barclays, Jefferies and Wells Fargo Securities acted as joint book-running managers, BTIG, KeyBanc Capital Markets and RBC Capital Markets acted as senior co-managers and BBVA, BNP PARIBAS, Comerica Securities, MUFG and SMBC Nikko acted as co-managers of the offering.

Net proceeds from the offering were approximately $308.8 million (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company). The Company intends to use the net proceeds from the offering for general corporate purposes, which may include partially funding the Company’s previously announced special cash dividend, funding development projects, acquiring land and properties and repaying outstanding indebtedness, which may include borrowings, if any, under the operating partnership’s revolving credit facility and borrowings under the operating partnership’s term loan facilities. Pending application of the net proceeds for those purposes, the operating partnership may temporarily invest such proceeds in marketable securities.

This offering was made pursuant to an effective shelf registration statement and prospectus and related prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which or to any person to whom such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the prospectus supplement and related prospectus for this offering may be obtained by contacting BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department or email: dg.prospectus_requests@baml.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847 or email: barclaysprospectus@broadridge.com; Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, telephone: (877) 821-7388; or Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, telephone: (800) 326-5897 or email: cmclientsupport@wellsfargo.com.

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast markets. For nearly 70 years, Kilroy Realty Corporation has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At September 30, 2016, Kilroy Realty Corporation’s stabilized portfolio totaled approximately 13.6 million square feet of office properties and 200 residential units.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015, in our other filings with the Securities and Exchange Commission and in the prospectus supplement and related prospectus for this offering. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

###